UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2016

MEEMEE MEDIA INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52961	20-3356659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6630 West Sunset Blvd. Los Angeles, CA, 90027
(Address of Principal Executive Offices)

(310) 460-9215
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective September 28, 2016, MeeMee Media, Inc. (the "Company") entered into a Second Amendment (the "2nd Amendment") to the Agreement and Plan of Merger (the "Merger Agreement") and the Secured Promissory Note (the "Note") both dated May 19, 2015 with All Screens Media, LLC, a Nevada limited liability company ("ASM") and the holders of 100% of the membership interests of ASM.  The Amendment amended certain terms of the Merger Agreement and Note as follows:

ASM Financial Statements – Section 4.6 of the Agreement was amended such that ASM shall deliver the audited balance sheet and financial statements of ASM for the fiscal years ended December 31, 2014 and December 31, 2015 and the audited and unaudited balance sheet and financial statements of ASM for all such additional periods as may be required for inclusion in the Final Form Draft 8-K.

Termination – Section 9.1 of the Agreement was amended such that the Agreement may be terminated by either party if the Merger was not consummated on or before April 30, 2017 unless waived in writing by both parties.

The foregoing is a brief description of the material terms of the Amendment and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements which are filed as exhibits to this Current Report.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.	Description

10.25	Second Amendment To Agreement and Plan of Merger and Secured Note with All Screens Media, LLC and the holders of 100% of the membership interests ASM dated September 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEEMEE MEDIA INC.

September 29, 2016

/s/ MARTIN DOANE
Martin Doane
President